UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________________

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 6, 2020

Central Index Key Number of the issuing entity: 0001758882

Morgan Stanley Capital I Trust 2018-H4

(Exact name of Issuing Entity)

Central Index Key Number of the depositor: 0001547361

Morgan Stanley Capital I Inc.

(Exact Name of Registrant as Specified in its Charter)

Central Index Key Number of the sponsor: 0001541557

Morgan Stanley Mortgage Capital Holdings LLC

Central Index Key Number of the sponsor: 0001624053

Argentic Real Estate Finance LLC

Central Index Key Number of the sponsor: 0001548405

Starwood Mortgage Capital LLC

Central Index Key Number of the sponsor: 0001089877

KeyBank National Association

Central Index Key Number of the sponsor: 0001558761

Cantor Commercial Real Estate Lending, L.P.

 (Exact Names of the Sponsors as Specified in their Charters)

Delaware	333-227446-01	38-4096509 38-4096510 38-7206272
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1585 Broadway, New York, New York                                                                                          10036

(Address of Principal Executive Offices)                                                                                       (ZIP Code)

Registrant’s telephone number, including area code (212) 761-4000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Section 6 - Asset-Backed Securities

Item 6.02 - Change of Servicer or Trustee.

Effective as of May 6, 2020, Argentic Services Company LP (“ASC”), a Delaware limited partnership, replaced LNR Partners, LLC (“LNR”), as special servicer for the MSC 2018-H4 securitization.  ASC was appointed (and LNR was removed) at the direction of Argentic Securities Income USA, LLC, the controlling class representative under the pooling and servicing agreement with respect to the MSC 2018-H4 securitization (the "MSC 2018-H4 PSA").  As special servicer under the MSC 2018-H4 PSA, ASC will be responsible for the servicing and administration of any mortgage loan serviced thereunder that becomes specially serviced (and the servicing and administration of any related REO property) and processing and performing certain reviews of material actions with respect to the mortgage loans serviced thereunder when such mortgage loans are not specially serviced.

In addition, effective as of May 6, 2020, ASC will act as special servicer for each of the Sheraton Grand Nashville Downtown mortgage loan and the Lakeside Pointe & Fox Club Apartments mortgage loan and each related pari passu and/or subordinate promissory note (collectively, the “Applicable Non-Serviced Loan Combinations”), replacing LNR, as special servicer for the Applicable Non-Serviced Loan Combinations.  ASC was appointed at the direction of Argentic Securities Income USA, LLC, the directing certificateholder under the Wells Fargo Commercial Mortgage Trust 2018-C48 pooling and servicing agreement, dated as of December 1, 2018 (the “WFCM 2018-C48 PSA” and, together with the MSC 2018-H4 PSA, each an “Applicable PSA”), pursuant to which each Applicable Non-Serviced Loan Combination is serviced.  As special servicer for each Applicable Non-Serviced Loan Combination, ASC will be responsible for the servicing and administration of each Applicable Non-Serviced Loan Combination if it becomes specially serviced (and the servicing and administration of any related REO property) and processing and performing certain reviews of material actions with respect to each Applicable Non-Serviced Loan Combination when it is not specially serviced.  Servicing of the Applicable Non-Serviced Loan Combinations will continue to be governed by the WFCM 2018-C48 PSA.

Certain additional information regarding ASC is set forth below.

ASC

Capitalized terms used in this section without definition have the meanings assigned to them in the MSC 2018-H4 PSA.

Argentic Services Company LP, a Delaware limited partnership (“ASC”), will act as the special servicer with respect to the MSC 2018-H4 securitization (in such capacity, the “Special Servicer”) for all of the Serviced Mortgage Loans and related Serviced Companion Loans and in such capacity will be responsible for the servicing and administration of the Specially Serviced Loans and REO Properties pursuant to the MSC 2018-H4 PSA. ASC will also act as the non-serviced special servicer with respect to each Applicable Non-Serviced Loan Combination under the WFCM 2018-C48 PSA.  ASC maintains its principal servicing office at 500 North Central Expressway, Suite 261, Plano, Texas 75074 and its telephone number is 469-609-2000.

ASC became approved as a commercial mortgage-backed securities special servicer by Fitch on March 26, 2020 and currently has a special servicer rating of “CSS3+” by Fitch.  ASC is rated “Average” by S&P as a special servicer.

ASC, formed in 2019, began operations in early 2020 and is a limited partnership ultimately controlled by and majority owned by funds managed by Elliott Management Corporation and its affiliates (“EMC”). As of December 31, 2019, EMC manages approximately $40 billion in assets.  Certain key employees of ASC and Argentic Investment Management LLC (“AIM”) retain a minority stake in ASC ownership. In addition to being affiliates of EMC and AIM, ASC is an affiliate of (i) Argentic Real Estate Finance LLC, a mortgage loan seller, sponsor, originator and the retaining sponsor, (ii) Argentic Securities Income USA LLC, the Directing Certificateholder which is appointing ASC as Special Servicer, and (iii) Argentic Securities Holdings Cayman Limited, the holder of the Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class V Certificates.

As of March 31, 2020, ASC has eight employees responsible for special servicing of commercial mortgage loans and expects to add more personnel as its portfolio grows and the volume of loan defaults increases. The four senior managers at ASC average 32 years of industry experience. ASC will be appointed as special servicer for 19 securitized pools (17 commercial mortgage-backed securities pools (including the mortgage pool for this transaction) and 2 collateralized loan obligation pools) on or before May 6, 2020, which will make it the named special servicer for approximately 905 loans with an unpaid balance of approximately $13.5 billion as of March 31, 2020. As of March 31, 2020, three of those loans (having an approximate unpaid balance of $21.4 million) are expected to be actively specially serviced upon the appointment of ASC.  ASC expects, pursuant to a contractual arrangement with LNR Partners, LLC, to become the named special servicer for an additional six mortgage loans with an unpaid principal balance (as of March 31, 2020) of approximately $241.1 million no later than June 1, 2020.

ASC uses a cloud hosted, web browser interface, special servicing and asset management system as its system of record (“RealINSIGHT”). RealINSIGHT is a full-function loan and real estate underwriting, asset management, data and document repository, credit surveillance and reporting system that supports the start-to-finish, life cycle management of performing and distressed asset portfolios, special servicing and risk management. RealINSIGHT with its enhanced features for managing servicing, risk and compliance processes has the following features: various communication mechanisms (alerts, messages, notifications), standard action and resolution reports/templates (including business plans and consent memoranda), industry standard reports (including the industry standard special servicing loan and property data files and liquidation templates), the ability to build custom reports and models including dashboards and analytics, structured guidance to build workflows and action plans, recordkeeping modules for document, vendor management, and geographic mapping.

ASC has developed its own watchlist and surveillance reports to monitor monthly CREFC® IRP reports produced by the master servicer in comparison to ASC’s internal reports using RealINSIGHT to identify degradation of performance or other potential transfer events. Although ASC’s internal watchlist criteria overlaps with CREFC®’s portfolio review guidelines in some instances, ASC’s criteria are more conservative and broader in order to not overcomplicate or restrict any watchlist determinations. ASC will revise and enhance its watchlist criteria as necessary to ensure “early detection” of potential collateral or borrower issues.

ASC has entered into a shared services agreement with AIM wherein AIM provides certain non-servicing support functions and non-personnel services to ASC. These areas of support include legal, finance, human resource services and information technology. As required, ASC will engage vendors for third party services pertaining to, among other things, (i) the preparation of appraisals, inspections, surveys, title updates or policies, and environmental and property condition reports, and (ii) actions and decisions for legal issues, property management, listing, leasing, brokerage, tax appeal, REO insurance and operating information analysis.

ASC formally reviews its policies and procedures (including templates and exhibits) on an annual basis, and also adopts interim changes as necessary: (i) to the extent required by applicable law or regulation; (ii) to maintain current industry best practices based on ASC’s participation in various industry associations and its external communications with clients and other constituents; and (iii) to address material changes to its business or the overall business environment that it believes warrant a change to its policies and procedures. Additionally, ASC has a documented disaster recovery and business continuity plan. ASC does not have a stand-alone internal audit department. ASC will engage a qualified independent public accounting firm that is registered with the PCAOB and co-source internal audit functions.

ASC, in its role as a special servicer, does not establish any bank accounts except for REO bank accounts as required pursuant to the transaction documents. All such accounts will be established at financial institutions meeting the requirements of the related transaction documents. Funds in such accounts will not be commingled.

In its capacity as a special servicer, ASC will not have primary responsibility for custody services of original documents evidencing the mortgage loans or any related companion loans, but  may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or any related companion loans or otherwise. To the extent that ASC has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the relevant Applicable PSA and the Servicing Standard (as defined in the relevant Applicable PSA).

ASC expects from time-to-time to be a party to lawsuits and other legal proceedings as part of its duties as a special servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of its business. ASC does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to any Applicable PSA. There are currently no proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against ASC or of which any of its property is the subject, which are material to the certificateholders.

ASC may enter into one or more arrangements with the applicable directing certificateholder, holders of certificates of the controlling class or any person with the right to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicing compensation in consideration of, among other things, ASC’s appointment as special servicer under the Applicable PSA and any related intercreditor agreement and limitations on such person’s right to replace the special servicer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGAN STANLEY CAPITAL I INC.

                                                                                                                By: /s/ Jane Lam

                                                                                                                Name:  Jane Lam

                                                                                                                Title:    President

Dated:  May 6, 2020